Exhibit 10.1
TRANSITION AND SEPARATION AGREEMENT
This TRANSITION AND SEPARATION AGREEMENT (this “Agreement”) dated as of September 4, 2024 is made by and between Core Scientific, Inc. (the “Company”) and Denise Sterling (the “Executive”).
WHEREAS, the Executive has been employed by the Company as Executive Vice President and Chief Financial Officer; and
WHEREAS, the Executive and the Company desire to enter into an agreement regarding the Executive’s amicable transition from employment with the Company and a release of claims.
NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows:
1.Effective Date of this Agreement. This Agreement will be effective, and the Executive hereby consents to the terms and conditions herein, on the date the Executive executes this Agreement without revocation (the “Effective Date”); provided that the Executive must return an executed copy of this Agreement to the Company by (i.e., on or before) September 5, 2024.
2.Separation Date / Early Separation Date. The Executive agrees and acknowledges that the Executive’s employment with the Company will terminate on May 1, 2025 (the “Separation Date”), unless the Executive’s employment is terminated sooner pursuant to Section 5 below. If the Executive’s employment termination occurs earlier than the Separation Date, the actual date of termination shall become the “Early Separation Date” for purposes of this Agreement. As of and following the Separation Date (or Early Separation Date, as applicable), (a) the Executive will no longer be employed by the Company, and (b) the Executive will no longer hold any other employment, director, manager, or officer positions with the Company, its direct and indirect parents, and/or its direct and indirect subsidiaries (the Company, along with its direct and indirect parents and subsidiaries, the “Company Group”).
3.Duties and Responsibilities. Between the Effective Date and the commencement of employment of the Executive’s successor (such date, the “Transition Date”), the Executive shall continue to fulfill the Executive’s duties and responsibilities as Executive Vice President and Chief Financial Officer, subject to the direction of the Company. The Executive will fully transition from and cease serving in the Executive’s role as Executive Vice President and Chief Financial Officer upon the Transition Date. Between the Transition Date and the Separation Date (or Early Separation Date, as applicable), (i) the Executive shall remain as an employee and serve in the role of Finance Advisor, subject to the direction of the Company; (ii) the Executive will report to the Company’s Chief Executive Officer or such other person as the Company may designate; and (iii) the Executive will work with the Company to transition the Executive’s duties and responsibilities to the Executive’s successor or such person(s) as are designated by the Company. Between the Effective Date and the Separation Date, or Early Separation Date, as applicable (the “Transition Period”), the Executive shall at all times comply with all applicable policies and procedures of the Company and its affiliates as in effect or as amended from time to time.
4.Compensation and Benefits.
(a) Base Salary. During the Transition Period, the Company shall pay to the Executive a base salary at the gross annualized rate of $500,000 (“Base Salary”), payable in accordance with the Company’s standard payroll policy; provided that, a lump sum payment of $74,521 shall be made to the Executive within ten (10) days following the Effective Date, which lump sum payment is intended to equal the additional amount of Base Salary that would have been payable to the Executive during the period beginning on May 2, 2024 and ending on the Effective Date if such Base Salary became effective as of May 2, 2024.
(b) Retention Bonus. Except as otherwise provided in Section 6 below, subject to the Executive remaining continuously employed with the Company through December 31, 2024 (the “Eligibility Date”), the Company shall pay to the Executive an additional cash benefit in an amount equal to $500,000 (the “Retention Bonus”). The Retention Bonus shall be paid in a lump sum within thirty (30) days after the Eligibility Date; provided that, as a condition precedent to the Executive’s eligibility for and receipt of the Retention Bonus, (i) the Executive remains a Company employee in good standing through and including the Eligibility Date; (ii) on or within twenty-one (21) calendar days following the Eligibility Date, the Executive signs, dates, and returns to the Company (without alteration or revocation), the General Release of Claims attached hereto as Exhibit A (the “General Release”); and (iii) the Executive complies with the terms of and the Executive’s obligations under this Agreement and the Executive’s other Continuing Obligations owed to the Company Group as detailed in Section 9 below.
(c) Equity Award. The Executive may from time to time be eligible to receive equity or equity-based incentive awards under the Core Scientific, Inc. 2024 Stock Incentive Plan (the “Equity Plan”), subject to and in accordance with the terms and conditions thereof, it being understood that (i) the specific terms and conditions of the equity awards to be issued to the Executive under the Equity Plan with respect to the 2024 calendar year (the “2024 Equity Grant”) are set forth in the award agreement thereunder (the “2024 Equity Award Agreement”), (ii) the 2024 Equity Award Agreement shall be entered into by the parties, and become effective, concurrently with their execution of this Agreement, and (iii) the Executive acknowledges and agrees that she has no expectation that any additional awards other than the 2024 Equity Grant will be issued to the Executive pursuant to the Plan.
(d) Employee Benefits. During the Transition Period, the Executive shall continue to be eligible to participate in such employee benefit plans, and to receive such other fringe benefits, as the Company may in its discretion make available to its executives generally, subject to all present and future terms and conditions of such benefit plans and other fringe benefits. The Company reserves the right in its discretion to alter, suspend, amend, or discontinue any and all of its employee and fringe benefits, benefit plans, policies and procedures, in whole or in part, at any time with or without notice.
(e) Withholding; Compliance with Code Section 409A.
(i) The Company shall deduct or withhold from any amounts owing from the Company to the Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes imposed with respect to the Executive’s compensation or other payments from the Company or the Executive’s ownership interest in the Company, if any (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).
(ii) The intent of the parties is that payments and benefits under this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (collectively, “Section 409A”) to the maximum extent permitted as a short-term deferral pursuant to Treasury Regulation §1.409A-1(b)(4) or under the separation pay exemption pursuant to Treasury Regulation §1.409A-1(b)(9)(iii) and, if not exempt, are intended to comply with Section 409A, and this Agreement shall be interpreted consistent therewith. In the event that the terms of this Agreement would subject the Executive to any taxes and other penalties under Section 409A (“409A Penalties”), the Company may in its sole reasonable discretion amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible. All references in this Agreement to the

Executive’s termination of employment and to the end of the Transition Period shall mean a separation from service within the meaning of Section 409A. Each payment under this Agreement as a result of the separation of the Executive’s service shall be considered a separate payment for purposes of Section 409A. Any reimbursement (including any advancement) payable to the Executive pursuant to this Agreement shall be conditioned on the submission by the Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to the Executive within thirty (30) calendar days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which the Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit. Notwithstanding any other provision in this Agreement, if on the date of the Executive’s “separation from service” (as defined in Section 409A) (A) the Company is a publicly traded corporation and (B) the Executive is a “specified employee” (as defined in Section 409A), then to the extent any amount payable under this Agreement upon the Executive’s separation from service constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A, that under the terms of this Agreement would be payable prior to the six (6)-month anniversary of the Executive’s separation from service, such payment shall be delayed until the earlier to occur of (x) the first day of the seventh (7th) month following the Executive’s separation from service or (y) the date of the Executive’s death. Notwithstanding any of the foregoing provisions of this Section 4(e)(ii), under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Executive due to any failure to comply with, or be exempt from, the requirements of Section 409A.
1.Early Termination. Prior to the completion of the Transition Period, the Executive and the Company may mutually agree in writing to accelerate the Executive’s employment termination date (a “Mutual Accelerated Termination”), the Company may terminate the Executive’s employment for Cause or due to her “Disability” (as defined in the 2024 Equity Award Agreement), either party may terminate the Executive’s employment for any or no reason upon thirty (30) days’ advance written notice to the other party, or the Executive’s employment may terminate due to her death. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following: (i) the Executive’s conviction of, or plea of no contest with respect to, (A) any felony, or of (B) any misdemeanor involving dishonesty or moral turpitude; (ii) the Executive’s participation in a fraud or act of dishonesty (or an attempted fraud or act of dishonesty) that results in material harm to the Company Group; (iii) the Executive’s material breach of any fully executed agreement between the Executive and the Company or any member of the Company Group, or any written Company Group policy; or (iv) the Executive’s gross misconduct or material failure to comply with a written instruction of the Company Group.
2.Early Termination Benefits. Although not otherwise obligated to do so, if (a) the Executive executes this Agreement in the required time-frame (without revocation); (b) the Executive remains a Company employee in good standing through and including the Early Separation Date, (c) (i) the Executive and the Company agree to a Mutual Accelerated Termination, (ii) the Company terminates the Executive without Cause or due to the Executive’s Disability prior to the Separation Date, or (iii) the Executive’s employment terminates due to her death prior to the Separation Date (collectively, a “Qualifying Early Termination”); (d) on or within twenty-one (21) calendar days following the Early Separation Date (or Early Separation Date, as applicable), the Executive signs, dates, and returns the General Release to the Company; and (e) the Executive complies with the terms of and the Executive’s obligations under this Agreement and the Executive’s other Continuing Obligations owed to the Company Group as detailed in Section 9 below, then:

(i)to the extent the Retention Bonus is unpaid as of the date of the Executive’s Qualifying Early Termination, the Retention Bonus shall be paid to the Executive in a lump sum within thirty (30) days after the Early Separation Date; and
(ii)subject to the Executive’s satisfaction of the “Release Requirement” (as defined in the 2024 Equity Award Agreement), vesting of the unvested portion of the 2024 Equity Grant shall be accelerated in connection with the Executive’s Qualifying Early Termination.
The above benefits in subparts 6(b)(i) and (ii) are collectively referred to as the “Early Transition Benefits.” For the avoidance of doubt, if, at any time prior to the Separation Date, the Company terminates the Executive’s employment for Cause or the Executive resigns from employment under circumstances that do not constitute a Mutual Accelerated Termination, the Executive will not be eligible for the Early Transition Benefits. Except as expressly provided in this Agreement or the 2024 Equity Award Agreement, the Executive shall not be entitled to, or receive, any severance pay or other amounts or benefits of any kind in the event of any termination by either party of the Executive’s employment for any or no reason.
1.No Other Compensation or Benefits. The Executive agrees and acknowledges that, except as expressly provided in this Agreement, the Executive has not earned and will not receive from the Company Group any additional compensation (including base salary, bonus, incentive compensation, commissions, or equity) or benefits prior to, on, or after the Separation Date (or Early Separation Date, as applicable), other than any vested benefits to which the Executive is entitled under broad-based employee benefit plans of the Company Group in which the Executive participates.
2.Return of Company Property. On the Separation Date (or Early Separation Date, as applicable), or earlier if requested by the Company, the Executive agrees to return to the Company all Company Group documents (and all copies thereof) and all Company Group property and equipment that the Executive has in the Executive’s possession or control, including but not limited to any materials of any kind that contain or embody any proprietary or confidential information of the Company Group in whatever form (including information in electronic form and all reproductions thereof in whole or in part). The Executive further agrees that the Executive will not copy, delete, or alter in any way any Company Group information or material contained upon any Company-issued computer or Company equipment. In addition, if the Executive has used any personally-owned computer, server, e-mail system or cloud system (e.g., Box, Dropbox, GoogleDrive), memory stick, flash memory card, or portable electronic device (e.g., iPhone, iPad, Android) (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company Group confidential or proprietary data, materials or information, then on the Separation Date (or Early Separation Date, as applicable), or earlier if requested by the Company, the Executive must provide the Company with a computer-useable forensic copy of all such information and then permanently delete and expunge all such Company Group confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form. Notwithstanding the foregoing, the Executive will be permitted to retain copies of plans, agreements and other records pertaining to the Executive’s personal compensation and reimbursement of expenses.
3.Continuing Obligations. The Executive acknowledges and reaffirms the Executive’s continuing obligations owed to the Company Group, including without limitation, pursuant to: (a) the Executive’s executed Proprietary Information and Inventions Agreement with the Company, and (b) any other similar agreement entered into by the Executive and which benefits or may be enforced by the Company or any other member of the Company Group, each of which agreements and obligations remain in full force and effect in accordance with their terms following the Separation Date (collectively, the “Continuing Obligations”).
4.No Disparagement / Protected Rights; Defend Trade Secret Act. Subject to this Agreement, the Executive agrees not to disparage any member of the Company Group and each of their respective officers, directors, managers, members, employees, shareholders, investors and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. Nothing in this Section, this Agreement (including the General Release), or any other agreement entered into with the Company Group: (a) will be interpreted or construed to prevent the Executive from giving truthful information to any law enforcement officer, court, administrative proceeding or as part of an investigation by any Government Agency, (b) is intended to prohibit or restrain the Executive in any manner from making disclosures that are protected under federal law or regulation or under other applicable law or regulation (including disclosures that are protected under the whistleblower provisions of any federal or state law), and/or (c) prevents the Executive from discussing or disclosing employee wages, benefits or terms and conditions of employment or information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. Additionally, the Executive further acknowledges that the Company has advised the Executive that the Executive will not be held civilly or criminally liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; or (iii) is made to an attorney or is used in a court proceeding in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, provided that the trade secret is filed under seal and not disclosed except pursuant to court order.
5.No Admissions. The promises and payments in consideration of this Agreement are not and shall not be construed to be an admission of any liability or obligation by either party to the other party, and neither party makes any such admission.
6.Cooperation. From and after the Effective Date, the Executive agrees to cooperate fully with the Company Group, or any member thereof, in connection with its or their actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or in connection with other matters arising from events, acts, or failures to act that occurred during the period of the Executive’s employment by the Company Group; provided, that such cooperation will not unreasonably burden the Executive or unreasonably interfere with the Executive’s subsequent employment or other business or personal affairs. Such cooperation includes making the Executive available to the Company Group upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse the Executive for reasonable and pre-approved out-of-pocket expenses incurred by the Executive in connection with any such cooperation, excluding forgone wages, salary, or other compensation, and will accommodate the Executive’s scheduling needs.
7.Release of Claims.
(a)General Release. In exchange for the consideration provided to the Executive under this Agreement to which the Executive would not otherwise be entitled, including but not limited to the Executive’s eligibility for the Transition Period, the Executive (for the Executive’s self and for any person who may make a claim by or through the Executive (including without limitation, any current or former spouse(s), dependents, heirs, assignees, executors, attorneys, or agents))

hereby generally and completely release the Company and its respective current, former, and future predecessors, successors, direct and indirect parents, direct and indirect subsidiaries, affiliates, investors, and related entities (collectively, the “Entities”) and each of the Entities’ respective current, former, and future directors, officers, employees, shareholders, partners, members, agents, attorneys, insurers, assigns, and employee benefit plans of and from any and all claims, liabilities, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to the Effective Date (collectively, the “Released Claims”).
(b)Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to the Executive’s employment with or services for the Company or any other member of the Company Group, or the termination of that employment or those services; (ii) all claims related to the Executive’s compensation or benefits from the Company or any other member of the Company Group, including salary, bonuses, incentive compensation, commissions, paid time off, severance benefits, notice rights, retention benefits, fringe benefits, stock, stock options, restricted stock, units, or any other ownership interests in the Company or any other member of the Company Group or their predecessors; (iii) all claims for breach of contract (oral or written), wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, inducement, misrepresentation, defamation, emotional distress, and discharge in violation of public policy; (v) all constitutional, federal, state, and local statutory and common law claims, in each case, as amended, including, but not limited to, claims for discrimination, harassment, retaliation, interference, attorneys’ fees; and (vi) all other allegations, claims or violations arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law.
(c)Excluded Claims. The Released Claims do not include any rights that are not waivable as a matter of law, including without limitation, any rights the Executive may have to seek unemployment or workers’ compensation benefits. In addition, nothing in this Agreement (including the General Release) prevents the Executive from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, the “Government Agencies”). This Agreement (including the General Release) does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies. While this Agreement does not limit the Executive’s right to receive an award for information provided to the Securities and Exchange Commission or to receive a monetary award from a government-administered whistleblower award program, the Executive understands and agrees that, to the maximum extent permitted by law, the Executive is otherwise waiving any and all rights the Executive may have to individual relief based on any claims that the Executive has released and any rights the Executive has waived by signing this Agreement.
(d)Waiver of Unknown Claims. In giving the releases set forth in this Agreement, which include claims that may be unknown to the Executive at present, the Executive acknowledges that the Executive has read and understands Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” The Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the Executive’s release of claims herein, including but not limited to the release of unknown and unsuspected claims.
1.Consideration Period and Advice to Consult with Counsel. The Executive acknowledges that this Agreement (including the General Release) is an offer to pay the Executive the separation and transition benefits provided herein in return for a complete and full general release of the Entities from any and all claims the Executive may have against the Entities, except for claims that may not be released by law. The Executive is hereby informed that the terms of this Agreement shall be open for acceptance and execution by the Executive for a period of twenty-one (21) calendar days from the date of receipt, during which time the Executive is advised and encouraged to consult with an attorney of the Executive’s choice (and at the Executive’s cost) and to consider whether to accept this Agreement. Changes to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) calendar day acceptance period. To receive the consideration provided for in this Agreement, the Executive must return a signed and dated original copy of this Agreement to legal@corescientific.com, within twenty-one (21) calendar days from the date of receipt.
2.Right to Revoke. The Executive is hereby informed of the Executive’s right to revoke (cancel) this Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”) by written notice to the Company within seven (7) calendar days following the Executive’s execution of this Agreement. Any such revocation must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation period to the representative identified in Section 14. If the Executive exercises the Executive’s right to revoke the Executive’s release of claims under the ADEA, the Company may, at its option, either nullify this Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that the Executive has revoked. The Executive agrees and understands that if the Company chooses to nullify this Agreement in its entirety, the Executive will have no obligations under this Agreement.
3.General. This Agreement, along the General Release and the Continuing Obligations detailed in Section 9 above (which are separate agreements and obligations that shall remain in full force and effect in accordance with their terms following the Separation Date), constitutes the complete, final and exclusive embodiment of the entire agreement between the Executive and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes and terminates any other agreements, promises, warranties or representations by and between the Executive, the Company and all other members of the Company Group concerning its subject matter (including without limitation the Executive’s Offer Letter with the Company dated April 7, 2021 (the “Offer Letter”)). This Agreement may not be modified or amended except in a writing signed by both the Executive and the Company’s Board of Directors. This Agreement is governed by the laws of California, without reference to conflicts of law principles, and will bind the heirs, personal representatives, successors and assigns of both the Executive and the Company, and inure to the benefit of both the Executive and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

THE PARTIES ACKNOWLEDGE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE ABOVE AND INTEND TO BE BOUND THEREBY:
DENISE STERLING CORE SCIENTIFIC, INC.

By: ______________________________ By: _______________________________

Date: ____________________________ Position: ___________________________

Date: ______________________________

EXHIBIT A
GENERAL RELEASE OF CLAIMS
(TO BE SIGNED ON OR WITHIN TWENTY-ONE (21)
CALENDAR DAYS OF, AS APPLICABLE: THE ELIGIBILITY DATE / SEPARATION DATE / EARLY SEPARATION DATE)
If I choose to timely sign and return this General Release of Claims (the “General Release”) to the Company, the Company will provide me with the [Retention Bonus set forth in Section 4(b)] [Early [Transition Benefits set forth in Section 6] of the Transition and Separation Agreement between me and the Company dated as of August 6, 2024 (the “Agreement”). I understand that I am not entitled to the [Retention Bonus] [Early Transition Benefits] unless I sign and return this General Release to the Company on or within twenty-one (21) calendar days following the Separation Date (or Early Separation Date, as applicable). Capitalized terms used in this General Release that are not defined herein shall have the meaning as defined in the Agreement.
General Release. In exchange for the consideration provided to me under the Agreement to which I would not otherwise be entitled, including but not limited to the [Retention Bonus set forth in Section 4(b)] [Early Transition Benefits in Section 6] therein, I (for me and for any person who may make a claim by or through me (including without limitation, any current or former spouse(s), dependents, heirs, assignees, executors, attorneys, or agents)) hereby generally and completely release the Company and its respective current and former predecessors, successors, direct and indirect parents, direct and indirect subsidiaries, affiliates, investors, and related entities (collectively, the “Entities”) and each of the Entities’ respective current, former, and future directors, officers, employees, shareholders, partners, members, agents, attorneys, insurers, assigns, and employee benefit plans of and from any and all claims, liabilities, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this General Release (collectively, the “Released Claims”).

Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to the Executive’s employment with or services for the Company or any other member of the Company Group, or the termination of that employment or those services; (ii) all claims related to the Executive’s compensation or benefits from the Company or any other member of the Company Group, including salary, bonuses, incentive compensation, commissions, paid time off, severance benefits, notice rights, retention benefits, fringe benefits, stock, stock options, restricted stock, units, or any other ownership interests in the Company or any other member of the Company Group or their predecessors; (iii) all claims for breach of contract (oral or written), wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, inducement, misrepresentation, defamation, emotional distress, and discharge in violation of public policy; (v) all constitutional, federal, state, and local statutory and common law claims, in each case, as amended, including, but not limited to, claims for discrimination, harassment, retaliation, interference, attorneys’ fees; and (vi) all other allegations, claims or violations arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993 (“FMLA”); the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law.
Excluded Claims. The Released Claims do not include any rights that are not waivable as a matter of law, including without limitation, any rights I may have to seek unemployment or workers’ compensation benefits.
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Waiver of Unknown Claims. In giving the releases set forth in this General Release, which include claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to my release of claims herein, including but not limited to the release of unknown and unsuspected claims.

Representations. I hereby represent that, as of the date I execute this General Release: I have been paid all compensation owed and for all time worked; I have received all the leave and leave benefits and protections for which I was eligible pursuant to FMLA or any applicable federal or state law or Company policy; and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
(i) I HAVE READ IT CAREFULLY;
(ii) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(iii) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
(iv) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(v) I HAVE HAD AT LEAST TWENTY-ONE (21) CALENDAR DAYS FROM THE SEPARATION DATE TO CONSIDER THIS GENERAL RELEASE, AND THE CHANGES (IF ANY) MADE SINCE MY RECEIPT OF THIS GENERAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED TWENTY-ONE (21)-DAY PERIOD;
(vi) I UNDERSTAND THAT I HAVE SEVEN (7) CALENDAR DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE WILL NOT BECOME EFFECTIVE UNTIL THE DATE UPON WHICH THE REVOCATION PERIOD HAS EXPIRED UNEXERCISED, WHICH WILL BE THE EIGHTH (8TH) CALENDAR DAY AFTER I SIGN THIS GENERAL RELEASE, PROVIDED THAT I DO NOT REVOKE MY ACCEPTANCE;
(vii) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(viii) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.
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I UNDERSTAND THAT THIS GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY ME, WOULD AFFECT MY DECISION TO ACCEPT THIS GENERAL RELEASE.

DENISE STERLING

Date:

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